FORM OF SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT is entered into as of the _____ day of _____________, 2012, between Investment Managers Series Trust, a statutory trust organized and existing under the laws of Delaware (the "Trust"), and __________________________________________. (the "Purchaser").

 THE PARTIES HEREBY AGREE AS FOLLOWS:

1. PURCHASE AND SALE OF THE SHARES

1.1 SALE AND ISSUANCE OF SHARES. Subject to the terms and conditions of this Agreement, the Trust agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Trust, shares of beneficial interest, par value $0.01, of each series of the Trust listed below at a price per share of $10.00:

Fund	Shares of beneficial interest	Price Per Share	Aggregate Purchase Price
Capital Innovations Global Agri, Timber, Infrastructure Fund - Class A Shares	XXX	$10.00	$XXXX
Capital Innovations Global Agri, Timber, Infrastructure Fund - Class C Shares	XXX	$10.00	$XXXX
Capital Innovations Global Agri, Timber, Infrastructure Fund – Institutional Class Shares	XXX	$10.00	$XXXX

The aggregate proceeds for the Shares to be paid by Purchaser to the Trust hereunder shall be $XXXXX.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. The Purchaser hereby represents and warrants to, and covenants for the benefit of, the Trust that:

2.1  PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made by the Trust with the Purchaser in reliance upon the Purchaser's representation to the Trust, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that the Shares are being acquired for investment for the Purchaser's own account, and not as a nominee or agent and not with a view to the resale or distribution by the Purchaser of any of the Shares, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Shares, in either case in violation of any securities registration requirement under applicable law, but subject nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

2.2  INVESTMENT EXPERIENCE. The Purchaser acknowledges that it can bear the economic risk of the investment for an indefinite period of time and has such knowledge and experience in financial and business matters (and particularly in the business in which the Trust operates) as to be capable of evaluating the merits and risks of the investment in the Shares. The Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933 (the "1933 Act").

2.3  RESTRICTED SECURITIES. The Purchaser understands that the Shares are characterized as "restricted securities" under the United States securities laws inasmuch as they are being acquired from the Trust in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the 1933 Act only in certain circumstances. In this connection, the Purchaser represents that it understands the resale limitations imposed by the 1933 Act and is generally familiar with the existing resale limitations imposed by Rule 144 thereunder.

2.4 FURTHER LIMITATIONS ON DISPOSITION. The Purchaser further agrees not to make any disposition directly or indirectly of all or any portion of the Shares unless and until:

(a) There is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) The Purchaser shall have furnished the Trust with an opinion of counsel, reasonably satisfactory to the Trustees, that such disposition will not require registration of such Shares under the 1933 Act.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTMENT MANAGERS SERIES TRUST

By:	_____________________________________
Name: Rita Dam
Title: Treasurer

PURCHASER

By: _________________	By: _________________	By: _________________	By: _________________
Name: _______________	Name: _______________	Name: _______________	Name: _______________